ITEM 77Q.1
AMENDMENT #17
TO THE RESTATED AND AMENDED
DECLARATION OF TRUST
FEDERATED INCOME SECURITIES TRUST

Dated May 19, 2000

	This Declaration of Trust is amended as follows
:

       Strike the first paragraph of Section 5 of Articl e III from the Declaration of Trust and substitute in its place the following:

	"Section 5. Establishment and Designation of Se ries or Class. Without limiting the authority of the Trustees set forth in Article XII, Secti on 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences
of any existing Series or Class, the Series and Classes of
 the Trust are established
and designated as:

Federated Capital Income Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Federated Fund for U. S. Government Securities
Class A Shares
Class B Shares
Class C Shares
Federated Intermediate Corporate Bond Fund
Institutional Service Shares
Institutional Shares
Federated Muni and Stock Advantage Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Federated Prudent Global Income Fund
Class A Shares
Class C Shares
Institutional Shares
Federated Real Return Bond Fund
Class A Shares
Class C Shares
Institutional Shares
Federated Short-Term Income Fund
Class A Shares
Class Y Shares
Institutional Service Shares
Institutional Shares
Federated Stock and California Muni Fund
Class A Shares
Class C Shares

       	The undersigned hereby certify that the above stat ed Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of
Trustees at a meeting on the 21st day of August, 2008.

       	WITNESS the due execution hereof this 21st day of A ugust, 2008.

       /s/ John F. Donahue	/s/ Charles F. Mansfield,
Jr.
John F. Donahue	Charles F. Mansfield, Jr.

/s/ Thomas G. Bigley	/s/ John E. Murray, Jr.
Thomas G. Bigley	John E. Murray, Jr.

/s/ John T. Conroy, Jr.	/s/ R. James Nicholson
John T. Conroy, Jr.	R. James Nicholson

/s/ Nicholas P. Constantakis	/s/ Thomas M. O'Neill
Nicholas P. Constantakis	Thomas M. O'Neill

/s/ John F. Cunningham	/s/ Marjorie P. Smuts
John F. Cunningham	Marjorie P. Smuts

/s/ J. Christopher Donahue	/s/ John S. Walsh
J. Christopher Donahue	John S. Walsh

/s/ Peter E. Madden	/s/ James F. Will
Peter E. Madden	James F. Will